================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ________________

                              AMENDMENT NO. 1 TO
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              ___________________
                         Nobel Education Dynamics, Inc.
               (Exact name of issuer as specified in its charter)

           Delaware                                      22-2465204
(State or other jurisdiction of             (IRS Employee Identification Number)
incorporation or organization)

                         Rose Tree Corporate Center II
                     1400 North Providence Road, Suite 3055
                                Media, PA  19063
                                 (610) 891-8200
  (Address, including zip code, and telephone number, including area code, of issuer's principal executive offices)
                             _____________________
                                Mr. A. J. Clegg
                         Nobel Education Dynamics, Inc.
                         Rose Tree Corporate Center II
                     1400 North Providence Road, Suite 3055
                                Media, PA  19063
                                 (610) 891-8200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             _____________________
                        copies of all communications to:

         Barry S. Swirsky, Esq.                    Robert Strouse, Esq.
     Nobel Education Dynamics, Inc.               Drinker Biddle & Reath
     Rose Tree Corporate Center II                      Suite 300
 1400 North Providence Road, Suite 3055            1000 Westlakes Drive
            Media, PA  19063                      Berwyn, PA  19312-2409
             (610) 891-8200                           (610) 993-2200

                             _____________________
  Approximate date of commencement of proposed sale to the public: At such time or times after the effective date of this Registration Statement as the Selling Stockholders shall determine.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

  The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.
================================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS



Item 14. Other Expenses of Issuance and Distribution.

     The expenses relating to the registration of Shares will be borne by the registrant. Such expenses are estimated to be as follows:


          Registration Fee                                        $2,308

          State securities fees                                    1,000

          Accountant's Fees                                        2,500

          Legal Fees                                                 500

          Miscellaneous                                            2,000
          -------------

          Total                                                   $8,300

Item 15.  Indemnification of Directors and Officers.


     Section 145 of the Delaware General Corporation Law, Del. Code Ann. tit. 8, sec. 145 (1991), permits indemnification of officers and directors in certain circumstances.

     Article 4, Section 4.01 of the Registrant's Bylaws provides that any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving while a director or officer of the Registrant at the request of the Registrant as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified by the Registrant against expenses (including attorney's fees), judgements, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under Delaware law.

     Article 4, Section 4.04 states that the indemnification and advancement of expenses provided by Article 4 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any insurance or other agreement, vote of stockholders or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

     The directors and officers of the Company are entitled to indemnification by each Selling Stockholder against any losses, claims, damages, liabilities or expenses to the extent it arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in this Registration Statement and the Prospectus contained herein, as the same shall be amended or supplemented, made in reliance upon or in conformity with written information furnished to the Company by such Selling Stockholder.

Item 16. List of Exhibits.

     The Exhibits to this registration statement are listed in the index to Exhibits on page II-5.

Item 17. Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Media, Pennsylvania on May 31, 1996.

                                       NOBEL EDUCATION DYNAMICS, INC.


                                       By:   /s/ A. J. Clegg
                                          --------------------------------------
                                          A.J. Clegg
                                          Chairman of the Board of Directors,
                                           President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature         Title                                   Date
          ---------         -----                                   ----


/s/ A. J. Clegg             Chairman of the Board                   May 31, 1996
- -------------------------   of Directors, President and Chief
A. J. Clegg                 Executive Officer


/s/ Richard Altus           Executive Vice President;               May 31, 1996
- -------------------------   Principal Financial Officer
Richard Altus


/s/ Yvonne DeAngelo         Vice President - Finance and            May 31, 1996
- -------------------------   Administration and Secretary;
Yvonne DeAngelo             Principal Accounting Officer

/s/ Edward H. Chambers *    Director                                May 31, 1996
- --------------------------
Edward H. Chambers


/s/ John R. Frock *         Executive Vice President; Director      May 31, 1996
- --------------------------
John R. Frock


/s/ Peter H. Havens *       Director                                May 31, 1996
- --------------------------
Peter H. Havens


/s/ Morgan R. Jones *       Director                                May 31, 1996
- --------------------------
Morgan R. Jones


/s/ Janet L. Katz *         Director                                May 31, 1996
- --------------------------
Janet L. Katz


/s/ John H. Martinson *     Director                                May 31, 1996
- --------------------------
John H. Martinson


/s/ Eugene E. Monaco *      Director                                May 31, 1996
- --------------------------
Eugene E. Monaco

* By /s/ John R. Frock
     -----------------
     John R. Frock
     Attorney-in-Fact

                                    EXHIBITS

     Exhibit
     Number      Description
     --------    -----------

     5           Opinion of Counsel re: legality

     23.1        Consent of Coopers & Lybrand, L.L.P. (previously filed)

     23.2        Consent of Drinker Biddle & Reath (contained within
                 Exhibit 5).

     24 Power of Attorney (contained on signature pages (pages II-3 and II-4, of original filing).